Exhibit 99.1

NEWS RELEASE

Investor Contact:

Teresa Gutierrez, Senior Vice President, Director of Investor Relations

920-491-7059

Media Contact:

Cliff Bowers, Senior Vice President, Director of Public Relations

920-491-7542

Associated Banc-Corp Announces Authorization to Repurchase
Series C Preferred Stock and Warrants

GREEN BAY, Wis. –– August 28, 2015 –– The Board of Directors of Associated Banc-Corp (NYSE:ASB) ("Associated") today authorized the repurchase of up to $10 million of the depositary shares each representing a 1/40 interest in a share of Associated’s 6.125% Non-Cumulative Perpetual Preferred Stock, Series C (NYSE:ASB.PRC). The Board also authorized the repurchase of up to $10 million of the Warrants to purchase shares of Associated common stock which expire on November 21, 2018 (NYSEMKT:ASB.WS).

Repurchases under such authorizations are subject to regulatory limitations and may occur from time to time in open market purchases, block transactions, accelerated share repurchase programs or similar facilities.

ABOUT ASSOCIATED BANC-CORP

Associated Banc-Corp (NYSE: ASB) has total assets of $27 billion and is one of the top 50, publicly traded, U.S. bank holding companies. Headquartered in Green Bay, Wis., Associated is a leading Midwest banking franchise, offering a full range of financial products and services in over 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.

FORWARD LOOKING STATEMENTS

Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe”, “expect”, “anticipate”, “plan”, “estimate”, “should”, “will”, “intend”, “outlook”, or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.